UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2012

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Plaza Drive, Latham, New York		12110
(Address of Principal Executive Offices)		(Zip Code)

(518) 795-1400
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2012, R. Scott Etlinger resigned his position as Senior Vice President—Global Operations of AngioDynamics, Inc. (the “Company”), effective December 28, 2012.  Mr. Etlinger will not receive any severance or termination payments from the Company in connection with his resignation.

On December 17, 2012, the Company appointed George W. Bourne as Senior Vice President and Chief Technology & Operations Officer.  Previously Mr. Bourne, age 52, was Senior Vice President and Chief Technology Officer for the Company, joining in May, 2012. Prior to joining AngioDynamics, Mr. Bourne served as VP of R&D at Hologic, and before this served as Senior Vice President of R&D and Clinical Affairs for Navilyst Medical from its formation in early 2008 until November 2011. His tenure was defined by focused portfolio development and the commercialization of new products. He also served 10 years at Boston Scientific as Vice President, R&D, of the Urology, Meditech and Oncology business units and then as Group Vice President, R&D, for the endosurgery business group. Mr. Bourne earned his Bachelor of Science in Biological Science and Master of Science in Plastics Engineering from the University of Lowell, in addition to his MBA from Rivier College in Nashua, N.H. He also served in leadership positions at Baxter Healthcare, Allegiance Healthcare and C.R. Bard.

A copy of the press release pursuant to which the Company announced the appointment of Mr. Bourne is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated December 17, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)

Date: December 17, 2012	By:	/s/ Joseph M. DeVivo
Name: Joseph M. DeVivo
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 17, 2012